EXHIBIT 10.14
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
    THIS AMENDMENT (“Amendment”) is entered into effective as of March 1, 2021 and serves to amend the Amended and Restated Employment Agreement entered into by and between Soliton, Inc., a Delaware corporation (“Company”), and Lori Bisson (“Executive”), on February 25, 2019 (the “Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement.
WHEREAS, the Company has agreed to amend the Agreement to extend the period of severance granted to the Executive;
WHEREAS, the Executive has agreed to extend the duration of the non-solicitation and non-compete period in the Agreement; and
WHEREAS, the Parties desire to amend the Agreement embodying the terms of Executive’s employment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises of the Parties contained herein, the Parties, intending to be legally bound, hereby agree as follows:
1.The references to “nine months” set forth Section 6(a) and 6(b) of the Agreement are hereby amended to “twelve months”.
2.The references to “nine months” set forth Section 8(a) and 8(b) of the Agreement are hereby amended to “twelve months”.
3.The parties hereto acknowledge and agree that the Agreement, as amended by this Amendment, shall remain in full force and effect and, except as specifically stated herein, is otherwise unmodified and that this Amendment does not alter, amend, modify or affect any other agreement between the parties. Any reference in the Agreement to “this Agreement” shall be deemed to mean “the Agreement as amended by this Amendment.”
    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement as of the date written above.
Soliton, Inc.
By:     /s/ Brad Hauser
Name: Brad Hauser
Title: Chief Executive Officer and President

Lori Bisson

By:     /s/ Lori Bisson